                                                                    EXHIBIT 4.15


                                WARRANT AGREEMENT

            This Warrant Agreement (the "Agreement"), dated as of January 14, 2000, between Large Scale Biology Corporation, formerly known as Biosource Genetics Corporation, a California corporation (the "Company"), and Sebastian J. Trusso (the "Warrantholder").

                                   RECITALS

            WHEREAS, the Company desires to issue to Warrantholder, 14,661 shares of the Company's Common Stock.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

                                  SECTION 1

                Representations and Warranties of the Company

            The Company hereby represents and warrants to the Warrantholder as of January 29, 1988 as follows:

            1.1. Authorization. The Company has authorized the issuance to the Warrantholder of Warrants to purchase shares of its Common Stock as provided above in the form attached hereto. The Warrantholder shall also have the right to require the Company to convert the Warrants, in whole but not in part, at any time, or from time to time, prior to their expiration, into shares of Common Stock as provided for in the Warrants.

            1.2. Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material and adverse effect on the Company. The Company has made available to the Warrantholder copies of its Articles of Incorporation and By-Laws, as amended, and minutes of Board and Shareholder meetings. Said copies are true, correct and complete and contain all amendments through the date hereof.

            1.3. Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to issue the Warrants hereunder, to issue the Common Stock issuable upon exercise of the Warrants, and to carry out and perform its obligations under the terms of this Agreement.

            1.4. Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

            1.5. Capitalization.

                  (a) The authorized capital of the Company consists of (i) 10,000,000 of Common Stock, of which 3,000,000 shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, of which 666,667 shares are issued and outstanding and are convertible into 666,667 shares of Common Stock. All of such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b) The Company has reserved (i) 400,000 shares of Common Stock for issuance under its Incentive Stock Option Plan, under which options to purchase 0 shares of Common Stock are outstanding but unexercised. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                  (c) Except as specified in the Series A Preferred Stock Purchase Agreement dated as of September 25, 1987 between the Company and certain of its investors, there are no preemptive rights to purchase new issuances of the Company's capital stock. All outstanding shares of Common Stock and Preferred Stock were issued in full compliance with all federal and state securities laws.

            1.6. Financial Statements. The Company has delivered to the Warrantholder its unaudited Consolidated Balance Sheet and Consolidated Statement of Income at October 15, 1987 and for the 1-month period then ended (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, as to the Consolidated Balance Sheet and Consolidated Statement of Income at October 15, 1987, and for the 1-month period then ended, to normal year-end audit adjustments.

            1.7. Changes. Since October 15, 1987, there has not been any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Consolidated Balance Sheet at October 15, 1987, referenced in subsection 1.6 above, except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

            1.8. Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (a) the liabilities and obligations of the Company as set forth in the Financial Statements, (b) liabilities and obligations which have occurred subsequent to October 15, 1987, in the ordinary course of business, and which have not been, either in any case or in the aggregate, materially adverse, and
(c) obligations under contracts incurred in the ordinary course of business, which obligations are not required to be set forth on a Balance Sheet or in the notes thereto in accordance with generally accepted accounting principles, and which in any event are not materially adverse.

            1.9. Authorization. All corporate action on the part of the Company and its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Warrants (and Common Stock issuable upon exercise of the Warrants), and the performance of the Company's obligations hereunder, has been or will be taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Warrants, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens and encumbrances. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Warrants (and Common Stock issuable upon exercise of the Warrants) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

            1.10. Title to Properties and Assets: Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible liens, charges and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company.

            1.11. Patents, Trademarks, etc. To the best of the Company's knowledge, the Company owns, possesses, has access to, or can become licensed on reasonable terms under, all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

            1.12. Compliance with Other Instruments. The Company is not in violation of any term of its Articles of Incorporation or By-Laws, as amended, or in violation of any material agreement, instrument, judgment, decree or, to the best of its knowledge, any material order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein will not result in any such violation or be in conflict with, or constitute a default under any such provision or agreement, and will not accelerate the performance provided by the terms of any material agreement or instrument to which the Company is a party, or constitute a default thereunder, or an event which, with the lapse of time or action by a third party, could result in a default thereunder, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company, which breach, default, lien, charge or encumbrance, singularly or in the aggregate, would materially and adversely affect the business or property of the Company.

            1.13. Litigation, etc. There are no actions, suits, proceedings or governmental or regulatory agency investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor or written threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

            1.14. Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any prior employer because of the nature of the business conducted by the Company.

            1.15. Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated.

            1.16. Governmental Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the issuance of the Warrants (and Common Stock issuable upon exercise of the Warrants) or the consummation of any other transaction contemplated hereby, except for the filing of notices pursuant to Regulation D under the 1933 Act and Section 25102(f) of the California Corporate Securities Law, which filings will be effective by the time required thereby.

            1.17. Offering. Subject to the accuracy of the Warrantholder's representations in Section 2 hereof, and in written responses to the Company's inquiries, the issuance of the Warrants (and Common Stock issuable upon exercise of the Warrants) will constitute transactions exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the California Corporate Securities Law, in reliance upon Section 25102(f) thereof.

            1.18. Material Contracts and Commitments. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of laws concerning equitable remedies.

            1.19. Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            1.20. Disclosure. No representation or warranty of the Company contained in this Agreement and any certificate or exhibit furnished or to be furnished to the Warrantholder pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            1.21. Manufacturing Rights. The Company has not granted rights to manufacture or assemble its products to any other entity.

            1.22. Transactions with Principals. With the exception of minor indebtedness incurred in the ordinary course of business, the Company is not indebted to any employee, shareholder, officer or director of the Company, and no such employee, shareholder, officer or director is indebted to the Company.

                                    SECTION 2

                      Representations of the Warrantholder

            2.1. Investment Representations. This Agreement has been entered by the Company in reliance upon the following representations of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

                  (a) The Warrants (and Common Stock issuable upon exercise of the Warrants) will be acquired for investment and not with a view to the sale or distribution of any part thereof. Except as specified in this subsection 2.1(a), the Warrantholder has no present intention of selling, granting participations in or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Warrantholder further represents that, with the exception of an arrangement to transfer the Warrants to not more than three partnerships, the general partner of which is the sole shareholder of the Warrantholder, the Warrantholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Warrants (or Common Stock issuable upon exercise of the Warrants).

                  (b) The Warrantholder understands (i) that the Warrants (and Common Stock issuable upon exercise of the Warrants) are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualification requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the Warrantholder's representations set forth herein.

                  (c) Except in the event of a transfer to an entity or entities, the general partner of which is the sole shareholder of the Warrantholder, in no event will it make a disposition of the Warrants issuable hereunder (or Common Stock issuable upon exercise of the Warrants) unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available.

                  (d) The Warrantholder is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has had all questions which it has asked answered by the Company.

                  (e) The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities (or filing pursuant to the exemption from registration under Regulation A of the 1933 Act) under the 1933 Act is not in effect when it desires to sell the Warrants (or Common Stock issuable upon exercise of the Warrants), it may be required to hold such securities for an indefinite period. The Warrantholder also acknowledges that it understands that any sale of the Warrants (or Common Stock issuable upon exercise of the Warrants) which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

            2.2. Legends; Stop-Transfer Orders.

                  (a) All certificates for the Warrants (and Common Stock issuable upon exercise of the Warrants) may bear legends in substantially the following forms:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY, MAY BE TRANSFERRED ONLY IN A TRANSACTION WHICH IS REGISTERED UNDER SUCH ACT OR IS EXEMPT FROM SUCH REGISTRATION REQUIREMENT.

      THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT DATED JANUARY 29, 1988, A COPY OF WHICH CAN BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICES.

                  (b) The certificates for the Warrants (and Common Stock issuable upon exercise of the Warrants) may also bear any legend required by any applicable state blue sky law.

                  (c) The Company may impose stop-transfer instructions with respect to the provisions of Sections 2.1(c) and 2.2(a) hereof.

                                    SECTION 3

                               Registration Rights

            The Company hereby covenants and agrees as follows:

            3.1. Certain Definitions. For the purposes of this Section 3, the following terms shall have the following meanings:

                  (a) "Registrable Securities" shall mean (i) the Warrants and
(ii) the shares of Common Stock issued or issuable upon exercise or conversion of the Warrants.

                  (b) "1933 Act" shall mean the Securities Act of 1933, as amended.

                  (c) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            3.2. Requests for Registration.

                  (a) After the Company becomes eligible for registration of its Common Stock on Form S-3 under the 1933 Act (or such successor form as may be approved by the Securities and Exchange Commission) in a Secondary Offering (as that term is defined in the "Eligibility Requirements for Use of Form S-3"), the Warrantholder may request that the Company file a registration statement on Form S-3 for a public offering covering Registrable Securities. Upon receipt of such request, the Company shall promptly use its best efforts to cause such Registrable Securities to be registered on such form and qualified in such jurisdictions as the Warrantholder may reasonably request, and to cause such registration and qualifications to remain effective until the sale of all of the Registrable Securities included in the registration statement, or ninety days after the effective date thereof, whichever first occurs.

                  (b) If, at the time of the Warrantholder's request under subsection 3.2(a), the Company has publicly announced its intention to register any of its securities for a public offering under the 1933 Act, no registration of Registrable Securities shall be initiated under this subsection 3.2(b) until 90 days after the effective date of such registration, unless the Company is no longer proceeding diligently to effect such registration, whether such registration is for the sale of securities for the Company's account or for the account of others. If the Company shall furnish to the Warrantholder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the time of the Warrantholder's request, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Warrantholder. Notwithstanding anything to the contrary contained in this Agreement or in the Warrants, (i) the Company may not utilize its rights to delay a registration statement under this subsection 3.2(b) more than once in any twelve-month period, and (ii) the Warrants shall not expire until at least 90 days after the effective date of a registration timely requested under subsection 3.2(a).

            3.3. Incidental Registration.

            (a) Whenever the Company proposes to register any of its Common Stock under the 1933 Act for a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of the Company (other than a registration relating to employee benefit plans), the Company shall, each such time, give the Warrantholder 45 days advance written notice thereof. Upon the written request of the

Warrantholder within 30 days after the Warrantholder's receipt of such notice, the Company shall use its best efforts to cause to be included in such registration all of the Registrable Securities which the Warrantholder requests to be registered; provided, however, that the Warrantholder agrees to sell such Registrable Securities in the same manner and on the same terms and conditions as the other Common Stock which the Company proposes to register.

                  (b) Notwithstanding anything to the contrary contained in subsection 3.3(a), if the registration for which notice is given under subsection 3.3(a) will include Common Stock to be sold in an underwritten public offering, and if the managing underwriter advises the Company that, in its good faith judgment, the inclusion of the Warrantholder's Registrable Securities would adversely affect the price that the Company would otherwise receive for its Common Stock, the managing underwriter may exclude some or all of the Warrantholder's Registrable Securities; provided however, (i) in no event shall the number of the Warrantholder's Registrable Securities included in the underwriting be less than the result obtained by dividing (A) the product of (1) the number of Registrable Securities requested by the Warrantholder to be included in the offering multiplied by (2) the number of shares of Common Stock actually included in the offering, by (B) the number of shares of Common Stock requested to be included in the offering by all holders thereof plus the number of shares of Common Stock included therein for the account of the Company; and
(ii) any of the Warrantholder's Registrable Securities excluded from the offering shall, if the Warrantholder so requests, be included in the Common Stock covered by such registration statement, but not in the shares to be underwritten, in which case the Warrantholder will be required to agree not to seek to offer or sell any of its Registrable Securities for a period of 90 days or such greater period not in excess of 180 days that the managing underwriter may request after the initial effective date of the registration statement for the underwritten offering. Further, the Warrantholder will be required to comply, to the reasonable satisfaction of counsel to the Company, with any other requirements applicable to "shelf" registrations, whether under Rule 415 under the 1933 Act or otherwise.

            3.4. Obligations of the Company. Whenever required under subsection
3.2 or 3.3 to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as possible:

                  (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Company shall in no event be obligated to keep such registration statement effective for more than one year;

                  (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to the Warrantholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933

Act, and such other documents as the Warrantholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it; and

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            3.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 that the Warrantholder shall furnish to the Company such information regarding it, the Registrable Securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

            3.6. Expenses of Registration. All expenses incurred in connection with a registration pursuant to subsection 3.2 and 3.3 (excluding underwriting commissions and discounts), including without limitation all registration and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company and of counsel to the Warrantholder not in excess of $5,000 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses incurred by the Company under subsection
3.2 if the registration statement is withdrawn at the request of the Warrantholder for reasons other than events materially and adversely affecting the Company subsequent to the filing, and not contemplated at the time of filing, of the registration statement, unless the Warrantholder shall agree to forfeit its right to one demand registration pursuant to subsection 3.2.

            3.7. Underwriting Requirements.

                  (a) If the Warrantholder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 3.2. The Company shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Warrantholder.

                  (b) In connection with any underwritten public offering in which the Warrantholder has a right to participate under subsections 3.2 or 3.3 hereof, and subject to the agreement of the underwriters, the Warrantholder may sell to the underwriters, in lieu of all or any part of the shares of Common Stock to be included by the Warrantholder in the offering, Warrants to purchase such shares of Common Stock.

            3.8. Delay of Registration. So long as the Company has given any notice required by subsection 3.3 hereof, the Warrantholder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Section 3; but nothing in this subsection 3.8 shall be construed as limiting the Warrantholder's right to damages for breach of this Agreement.

            3.9. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Section 3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Warrantholder, each officer, director or partner of the Warrantholder, any underwriter (as defined in the 1933 Act) for the Warrantholder, and each person, if any, who controls the Warrantholder, or such underwriter with the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Warrantholder, each such officer, director or partner of the Warrantholder, and such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Warrantholder or any such underwriter or controlling person.

                  (b) To the extent permitted by law, the Warrantholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Warrantholder expressly for use in connection with such registration; and the Warrantholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Warrantholder under this subsection
3.9 shall be limited to the amount of proceeds received by the Warrantholder from the sale of the Warrant or the Common Stock issued upon exercise of the Warrant. It is agreed that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Warrantholder (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by a party indemnified under this subsection 3.9 of notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection 3.9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly

                  (d) with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection 3.9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this subsection 3.9.

            3.10. Transfer of Registration Rights. The registration rights of the Warrantholder under this Section 3 may be transferred to any transferee of the Warrantholder who acquires Warrants to purchase at least 1,000 shares of the Company's outstanding Common Stock; provided that the Company is given written notice by the Warrantholder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Section 3 are being assigned and, provided further, that there shall be no such restriction on distribution of said registration rights to any entity of which the general partner is the sole shareholder of the Warrantholder.

            3.11. Reporting Requirements. With a view toward making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may at any time permit the sale of the Common Stock issuable upon exercise of the Warrants to the public with or without registration, from and after the effective date of the Company's initial registration statement under the 1933 Act, the Company agrees to:

                  (a) Timely file and keep available such information, documents and reports as may be required or prescribed by the Securities and Exchange Commission under Section 13 or 15(d) (whichever is applicable) of the 1934 Act as well as any other information, reports and documents required of the Company under the 1933 Act or 1934 Act;

                  (b) Prepare and file with the Securities and Exchange Commission as soon as possible, a registration statement under Section 12 of the 1934 Act, regardless of whether the Company is then otherwise required to do so;

                  (c) Use its best efforts to qualify for the use of Form S-3 to register its Common Stock in Secondary Offerings (as that term is defined in the "Eligibility Requirements for Use of Form S-3"); and

                  (d) Furnish to the Warrantholder or any of its transferees, forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the "Eligibility Requirements for Use of Form S-3," the 1933 Act and the 1934 Act, as well as a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Warrantholder or any of its transferees may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Warrantholder or any of its transferees to sell such securities with or without registration.

            3.12. Registration Rights. Except as set forth or referred to in this Agreement and in the Series C Preferred Stock Purchase Agreement dated as of June 27, 1986 between the Company and certain of its investors, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.

                                    SECTION 4

                            Covenants of the Company

            4.1. Financial Statements. The Company shall deliver to the Warrantholder (i) within 120 days after the end of the fiscal year of the Company, a consolidated statement of income for such fiscal year, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of the sources and application of funds for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within 45 days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income and sources and application of funds for such quarter and a consolidated balance sheet as of the end of such quarter.

                                    SECTION 5

                                  Miscellaneous

            5.1. Agreement Is Entire Contract. This Agreement and the Warrant attached hereto constitute the entire contract between the parties hereto with respect to the Warrants, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and, permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

            5.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

            5.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.4. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

            5.5. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed to (i) the Warrantholder at P.O. Box 2470, 7677 Oakport Street, Oakland, California, 94614 and (ii) the Company at 3333 Vaca Valley Parkway, Ste. 1000, Vacaville, California 95688, or at such other address as any such party may designate by ten days written notice to the other party.

            5.6. Finder's Fees. Each party hereto represents that it is not and will not and will not be obligated for any finder's fee or commission in connection with this transaction. The Warrantholder hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Warrantholder or any of its respective employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Warrantholder from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            5.7. Specific Performance. The parties hereto agree that in the event of a breach of any of the provisions hereof equitable remedies and the remedy of specific performance, among others, shall be appropriate remedies.

            5.8. Survival of Warranties. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing date hereunder.

            5.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be severed from this Agreement as if such provision were not included and the balance of this Agreement shall be enforceable in accordance with its terms.

            5.10. Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and by the Warrantholder and/or subsequent holders of a majority of the Warrants (and Common Stock issuable upon exercise of the Warrants).

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             Company: LARGE SCALE BIOLOGY CORPORATION

                             By:  /s/ Robert L. Erwin
                                  ----------------------------------------------
                             Its: Chairman of the Board
                                  ----------------------------------------------

                             Warrantholder: Sebastian J. Trusso

                             By: /s/ Sebastian J. Trusso
                                  ----------------------------------------------